Exhibit (e)(28)

AMENDMENT NO. 28 TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT (this “Amendment”), effective as of the 22nd day of May, 2025 (the “Amendment Effective Date”) is entered into by and between Exchange Traded Concepts Trust (the “Trust”), and SEI Investments Distribution Co. (“Distributor”).

WHEREAS:

1.	As of November 10, 2011, the Trust and Distributor entered into an Amended and Restated Distribution Agreement, as amended (the “Agreement”);

2.	Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Agreement; and

3.	The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, for and in consideration of the promises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.	Schedule A (List of Funds). Schedule A (List of Funds of the Agreement) is hereby deleted in its entirety and replaced as set forth in Schedule A attached hereto and made a part herewith.

2.	Ratification of Amendment. Except as expressly amended and provided herein, all of the terms and conditions and provisions of the Agreement shall continue in full force and effect.

3.	Counterparts. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

4.	Governing Law. This Amendment shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXCHANGE TRADED CONCEPTS TRUST		SEI INVESTMENTS DISTRIBUTION CO.

By:	/s/ J. Garrett Stevens	By:	/s/ Jason McGhin
Name:	J. Garrett Stevens	Name:	Jason McGhin
Title:	President	Title:	Vice President

SCHEDULE A

List of Funds

ROBO Global® Robotics and Automation Index ETF (formerly, ROBO-STOX Global Robotics and Automation Index ETF)

EMQQ The Emerging Markets Internet ETF (formerly EMQQ The Emerging Markets Internet & Ecommerce ETF)

ROBO Global® Artificial Intelligence ETF

ROBO Global® Healthcare Technology and Innovation ETF

ETC 6 Meridian Hedged Equity-Index Option Strategy ETF

ETC 6 Meridian Low Beta Equity Strategy ETF

ETC 6 Meridian Mega Cap Equity ETF

ETC 6 Meridian Small Cap Equity ETF

ETC 6 Meridian Quality Dividend Yield ETF

ETC 6 Meridian Quality Growth ETF

ETC 6 Meridian Quality Value ETF

Bitwise Crypto Industry Innovators ETF

FMQQ The Next Frontier Internet ETF (formerly FMQQ The Next Frontier Internet & Ecommerce ETF)

INQQ The India Internet ETF (formerly India Internet & Ecommerce ETF)

MUSQ Global Music Industry Index ETF

Range India Financials ETF (formerly, Nifty India Financials ETF)

Range Global Coal Index ETF

Range Global Offshore Oil Services Index ETF

Range Nuclear Renaissance Index ETF

CORE16 Best of Breed Premier Index ETF

Bluemonte Large Cap Core ETF

Bluemonte Large Cap Growth ETF

Bluemonte Large Cap Value ETF

Bluemonte Dynamic Total Market ETF

Bluemonte Global Equity ETF

Bluemonte Core Bond ETF

Bluemonte Short Term Bond ETF

Bluemonte Long Term Bond ETF

Bluemonte Diversified Income ETF

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